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                                                                       EXHIBIT A

Cablevision Systems Corporation
V Cable, Inc.
VC Holding, Inc.
One Media Crossways
Woodbury, New York  11797-2013
Attention: Barry J. O'Leary,
           Senior Vice President and Treasurer

Gentlemen:

        General Electric Capital Corporation ("GE Capital" or "Lender") has been advised by Cablevision Systems Corporation, a Delaware corporation ("CSC"), of a proposal for CSC, its wholly-owned subsidiary V Cable, Inc., a Delaware corporation ("V Cable"), V Cable's subsidiaries, and U.S. Cable Television Group, L.P., a Delaware limited partnership ("USC"), to enter into the following series of transactions set forth in clauses (a) through (d) below (the "Transactions"):

        (a) CSC would issue 500,000 shares of Series G Preferred Stock having the terms, rights and preferences summarized in the Preferred Stock Term Sheet attached hereto as Exhibit A (the "Preferred Stock") to GE Capital for an aggregate purchase price of $500 million;

        (b) Immediately upon the issuance and sale of the Preferred Stock to GE
            Capital:

            i) CSC would make an equity capital contribution to V Cable of $500 million;

            ii) V Cable would apply such funds:

                 (A) to the repayment of all principal, interest and other
                     amounts owing to GE Capital under the Loan Agreement dated December 31, 1992 between V Cable and GE
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            Capital (i.e., approximately $26 million as of the date hereof);

        (B) to make a capital contribution to USC in an amount equal to the aggregate amount on such date of (x) the Allocable Term Loan Amount and (y) the Accreted Value of the Zero Coupon Term Loan, each as defined in the Senior Loan Agreement dated as of December 31, 1992 between USC and GE Capital (the "USC Senior Loan Agreement") (i.e., approximately $93 million as of the date hereof); and

        (C) to make an equity capital contribution to VC Holding, Inc. ("VC Holding") in an amount equal to 81% (i.e., approximately $309 million as of the date hereof) of the remaining funds, after the uses specified in clauses (b)(ii) (A) and (B) above, and to make an equity capital contribution to USC in an amount equal to 19% (i.e., approximately $72.4 million as of the date hereof) of such remaining funds;

  iii) USC would apply (A) the funds received from V Cable referred to in clause (b)(ii)(B) above to the prepayment of the Allocable Term Loan and the Accreted Value of the Zero Coupon Term Loan under the USC Senior Loan Agreement, and (B) the funds received from V Cable referred to in clause (b)(ii)(C) above to make an equity capital contribution to VC Holding in a corresponding amount;

   iv) VC Holding would apply the funds received from V Cable referred to in clause (b)(ii)(C) above and the funds received from USC referred to in clause (b)(iii)(B) above (A) to make a senior preferred capital contribution to USC in an amount equal to the greater of (x) $50 million or (y) the amount necessary to cause the ratio of indebtedness to annualized system cash flow (each as defined in a manner satisfactory to GE Capital and CSC) of USC and its subsidiaries, after giving effect to the Transactions on a pro forma basis, to be not greater than

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            6.0:1.0/1/ and (B) the balance of such funds to the prepayment in full of the outstanding principal amount of the Series B Term Loan under the Loan Agreement dated as of December 31, 1992 between VC Holding and GE Capital (the "VC Holding Loan Agreement") and, with the remaining amount of such funds, to the prepayment of a corresponding amount of the outstanding principal amount of the Series A Term Loan under the VC Holding Loan Agreement; and

        v) USC would apply the funds received from VC Holding referred to in clause (b) (iv) (A) above to the prepayment of a corresponding amount of the outstanding principal of the Series B Term Loan under the USC Senior Loan Agreement;

  (c) Concurrently with the execution of a definitive Preferred Stock Purchase Agreement with respect to the Preferred Stock:

       i) CSC, V Cable, VC Holding, USC and GE Capital would enter into a definitive Master Investment Agreement, on terms and conditions mutually acceptable to GE Capital and CSC, providing for the transactions described in clauses (b) (i) through (iv) above and clauses (d) (i) through (vi) below;

       ii) a subsidiary of V Cable would enter into an agreement with the non-V Cable partners of USC to acquire or cause the redemption by USC of (as mutually agreed by GE Capital and CSC) the partnership interests of such partners for aggregate consideration of $4,000,000 (allocated as mutually agreed) and otherwise on terms and conditions satisfactory to GE Capital and CSC, including a requirement that all outstanding principal, interest and other

- ----------
1. Alternately, the senior preferred capital contribution would be made to USC by V Cable and the contributions by V Cable referred to in clause (b) (ii) (c) would be proportionately reduced. The party making the senior preferred capital contribution shall be mutually agreed between CSC and GE Capital.

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        amounts owing under the USC Senior loan Agreement shall be repaid upon the closing of such acquisition or redemption;

   iii) the partners of USC would enter into an amendment to the Amended and Restated Limited Partnership Agreement of USC dated December 31, 1992, in form and substance mutually satisfactory to GE Capital and CSC, which would become effective upon the closing of the purchase by GE Capital of the Preferred Stock and would provide, inter alia, that:
                                               ----- ----

        (A) in exchange for the capital contribution to be made by VC Holding or V Cable (as mutually agreed) to USC referred to in clause (b)(iv)(A) above, VC Holding or V Cable (as applicable) would receive a preferred partnership interest in USC that would have priority over all other partnership interests in USC, would accrue a preferred return not to exceed a rate per annum to be agreed and could not receive distributions until at least one year and one day following the repayment in full of the obligations of USC under the USC Senior Loan Agreement;

        (B) the outstanding principal and interest owing by USC to GE Capital under the Junior Loan Agreement dated December 31, 1992 between USC and GE Capital would be distributed by GE Capital to USC in exchange for a preferred partnership interest in USC that would have priority over all other partnership interests in USC other than the senior preferred partnership interest of VC Holding or V Cable (as mutually agreed) referred to in clause (c)(iii)(A) above; and

        (C) such other amendments to the allocation, distribution and other provisions thereof as shall be mutually satisfactory to GE Capital and CSC; and

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        (d) In addition to the transactions described above, upon the closing of the purchase of the Preferred Stock by GE Capital:

            i) GE Capital and VC Holding would amend the terms of the VC Holding
               Loan Agreement and GE Capital and USC would amend the terms of the USC Senior Loan Agreement, in each case on terms and conditions satisfactory to GE Capital and CSC and agreed upon prior to the execution of the definitive Preferred Stock Purchase Agreement;

           ii) GE Capital would issue, and the V Cable Ohio and V Cable Long Island entities would accept and pay a mutually satisfactory commitment fee in connection with, a commitment by GE Capital on terms mutually acceptable to the parties to refinance the obligations under the VC Holding Loan Agreement by providing credit facilities to V Cable Ohio (approximately $325 million) and V Cable Long Island (approximately $260 million);

          iii) the Management Performance Adjustment and Interborrower Agreement dated as of December 31, 1992 among V Cable, each of its subsidiaries party thereto, USC and GE Capital would be terminated;

           iv) USC would distribute to V Cable, without representations, warranties or recourse, but subject to existing liens securing indebtedness owed to GE Capital by USC and VC Holding, the common stock of VC Holding held by USC representing 19% of VC Holding's issued and outstanding common stock;

            v) the Exchange Agreement dated as of December 31, 1992 among V
               Cable, V Cable GP, Inc., USC and GE Capital would be amended on terms and conditions satisfactory to GE Capital and CSC; and

           vi) the Management Agreement dated as of December 31, 1992 among CSC, USC and each of the subsidiaries of USC party thereto would be amended on terms and conditions satisfactory to GE Capital.

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     This letter confirms the mutual intent of GS Capital to purchase, and CSC to issue and sell to GE Capital, the Preferred Stock, and of GE Capital and CSC, V Cable and VC Holding (collectively, the "CSC Entities") to enter into and consummate each of the Transactions to which they are a party.

     This letter constitutes a general, non-binding expression of interest on the part of the parties hereto and is not intended to create a legally binding commitment or obligation on the part of party, except as provided below in this paragraph. The creation of such a legally binding obligation is subject, among other things, to the negotiation, execution and delivery of definitive agreements containing such covenants, representations, warranties, indemnities, and other provisions as the parties shall mutually agree upon. It is understood that no party shall be legally bound by reason of this letter, nor shall any rights, liabilities or obligations arise as a result of this letter, other than the obligations set forth in paragraph 1 below with respect to confidentiality, paragraph 2 below solely with respect to indemnification in certain circumstances and the penultimate paragraph hereof with respect to the parties' waiver of trial by jury, each of which shall be binding upon the execution and delivery hereof by the parties hereto. The mutual obligations of the parties to effect the Transactions as described in the preceding paragraph shall be further conditioned on the satisfaction or waiver of certain conditions precedent as may be mutually agreed upon, including that all documentation necessary to effect the Transactions and such other documentation as shall be deemed appropriate by GE Capital or CSC to give effect to the Transactions shall be mutually acceptable and duly executed by all parties thereto, including all third parties, and shall be satisfactory to GE Capital and CSC, and all of the Transactions shall be consummated substantially concurrently on terms satisfactory to GE Capital and CSC and in compliance with applicable law.

                                  *    *    *

     1. This letter is also delivered to the CSC Entities with the understanding that neither this letter nor its substance shall be disclosed publicly by GE Capital or the CSC Entities except as agreed to by the other parties or as may be required by law (in which event the party intending to make such disclosure shall furnish to the other parties to the extent reasonably practicable an opportunity to

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review and comment upon the form and content of the proposed disclosure).

     If the terms of this letter are acceptable to you, we ask that you return to us an executed copy of this letter. This letter shall expire at the close of business on the date hereof unless accepted by you on or prior to such date. Once accepted by you, this letter shall terminate at 11:59 P.M. on November 30, 1995, unless all of the Transactions shall have theretofore been consummated, provided that notwithstanding the expiration or termination of this letter, the obligations set forth herein of the CSC entities with respect to the payment of fees and expenses, confidentiality and indemnification shall survive such expiration or termination.

     2. Subject to the closing of the purchase of the Preferred Stock by GE Capital, V Cable agrees to pay or cause to be paid all reasonable costs and expenses of GE Capital (including all fees and expenses of its counsel) in excess of $50,000 in the aggregate incurred or sustained in the preparation of this letter and all documentation for the Transactions (including all diligence, duplication, audit, search, filing and recording fees). In the event that for any reason the closing of the purchase of the Preferred Stock by GE Capital does not occur, V Cable shall not have any obligation to reimburse GE Capital for, or pay directly, any costs and expenses of GE Capital incurred or sustained in the preparation of this letter and all documentation for the Transactions (including all diligence, duplication, audit, search, filing, and recording fees). By executing this letter, each of the CSC Entities agrees to indemnify and hold harmless GE Capital and its affiliates, and their respective officers, directors, employees, agents, consultants, attorneys and advisers (each, an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, costs and expenses including environmental liabilities, costs and expenses and all reasonable fees, expenses and disbursements of counsel, which may be incurred by or asserted or awarded against any such Indemnified Party in connection with or arising out of, or by reason of the preparation of the defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this letter, any of the Transactions or the documentation therefor (including those arising from disputes among the parties hereto), whether or not such Indemnified Party is a party to such investigation, litigation or proceeding and whether or not any of the Transactions are consummated, except to the extent such

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claim, damage, loss, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. No Indemnified Party shall be responsible or liable to any other party hereto or to any other party to the definitive documentation for the Transactions, any successor, assignee or third party beneficiary of such person or any other person asserting claims derivatively through such party, for indirect, punitive, exemplary or consequential damages related to the Transactions. In the event the parties execute and deliver definitive documentation for any of the Transactions that contains indemnification by the CSC Entities with respect to the Transactions expressly governed thereby, the provisions of such indemnification shall supersede the provisions of this paragraph to the extent of any actual conflict between such provisions.

     The terms of this letter may not be changed except pursuant to a written instrument signed by GE Capital and the CSC Entities. This letter shall be governed by the laws of the State of New York, without regard to principles thereof relating to conflict of laws. This letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Neither this letter nor the rights or obligations of the parties hereunder may be assigned by any party without the prior written consent of the others.

     This letter and the Exhibits hereto hereof constitute the complete agreement between the parties hereto with respect to the subject matter hereof.

     BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS LETTER.

    We look forward to working with you to bring the proposed transactions to completion.

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                               Very truly yours,

                               GENERAL ELECTRIC CAPITAL CORPORATION


                               By: /s/ Michael Cummings
                                   --------------------------------
                                   Name:  Michael Cummings
                                   Title: Managing Director

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        Agreed this 6th day of
                    ---
        September, 1995:

        CABLEVISION SYSTEMS CORPORATION


        By: /s/ Barry J. O'Leary
            --------------------------------------
            Name: Barry J. O'Leary
            Title: Senior Vice President, Finance
                   and Treasurer

        V CABLE, INC.


        By: /s/ Barry J. O'Leary
            --------------------------------------
            Name: Barry J. O'Leary
            Title: Senior Vice President, Finance
                   and Treasurer

        VC HOLDING, INC.


        By: /s/ Barry J. O'Leary
            --------------------------------------
            Name: Barry J. O'Leary
            Title: Senior Vice President, Finance
                   and Treasurer

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